Exhibit 99.1


DMC     Dynamic Materials
        Corporation
              GROUPE SNPE


For Immediate Release

Contact:      Richard A. Santa
              Vice President and Chief Financial Officer
              303-604-3938





                    DMC NOTICE OF ANNUAL STOCKHOLDERS MEETING

(Boulder, CO - April 6, 2004) Dynamic Materials Corporation, (NASDAQ: BOOM), "DMC", today announced that it will hold its Annual Stockholders Meeting in June 2004. In recent years, DMC has held its Annual Meeting in either September or October. However, with a fiscal year end of December 31, the Company believes that a June date would be more closely approximate to normal corporate governance practices. There has been no change to the due date for delivery of stockholder proposals to be included in the proxy statement for the 2004 Annual Meeting.

Based in Boulder, Colorado, Dynamic Materials Corporation is a leading metalworking company, and its products include explosion bonded clad metal plates and other metal fabrications for the petrochemical, chemical processing, power generation, commercial aircraft, defense and a variety of other industries.


              For more information on Dynamic Materials Corporation visit the Company's web site at http://www.dynamicmaterials.com